UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2015

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Registered Direct Offering

On November 9, 2015, Unilife Corporation (the “Company” or “we”) entered into and closed a Stock Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Fund”). Pursuant to the Purchase Agreement, we issued and sold to the Fund 790 shares of our newly designated Series A Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The face value of the Series A Preferred Stock is convertible into common stock at a fixed conversion price of $1.00 per share (the “Conversion Price”). The issuance of the shares of Series A Preferred Stock was subject to certain closing conditions which were satisfied. The purchase price for each share of Series A Preferred Stock was $10,000, with a 5% original issue discount, for gross proceeds of $7.5 million resulting in a subscription price of $9,493.67 per share of Series A Preferred Stock. The shares of Series A Preferred Stock were offered and sold in a registered direct offering (the “Offering”) pursuant to the Company’s shelf registration statement (File No. 333-197122), which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on October 3, 2014.

We intend to use the net proceeds from the sale of the shares of common stock offered hereby for general corporate purposes, including working capital.

The Purchase Agreement also contains representations, warranties and covenants customary for transactions of this type. Summaries of certain terms of the Purchase Agreement are set forth below.

No Short Selling. So long as the Fund holds shares of the Series A Preferred Stock, neither the Fund nor any affiliate may engage in or effect, directly or indirectly, any short sale of common stock, except upon the occurrence of certain triggering events.

Activity Restrictions. So long as the Fund or any of its affiliates holds shares of the Series A Preferred Stock, neither the Fund nor any affiliate may (i) vote any shares of Common Stock owned or controlled by it, sign or solicit any proxies, attend or be present at a shareholder meeting for purposes of determining a quorum, or seek to influence the voting of any securities of the Company; (ii) engage or participate in certain actions, plans or proposals which, among other things, relate to or would result in (A) acquiring additional securities of the Company, alone or together with any other person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of the Company, (B) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries, (C) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (D) any material change in our present capitalization or dividend policy, or (E) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any of the restrictions set forth in the Purchase Agreement.

Subsequent Financings. So long as the Fund holds shares of the Series A Preferred Stock, we may not enter into any agreement which would restrict our ability to enter into any agreement, amendment or waiver with the Fund, other than (i) in a Strategic Transaction (as defined in the Purchase Agreement) or (ii) an agreement that generally restricts the ability of the Company to issue equity securities for a period not to exceed 90 days following the date of such agreement. For sixty days after the date of the closing of the Purchase Agreement, we may not enter into any equity or convertible financing at a discount, at a variable price, pursuant to a shelf registration or with registration rights. However, notwithstanding the foregoing, we may enter into a financing (i) with the Fund, (ii) pursuant to existing agreements, (iii) in an underwritten public offering, (iv) for non-convertible debt, (v) with an existing investor or lender or (vi) in a Strategic Transaction.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 2.02	Results of Operations and Financial Condition

On November 9, 2015, the Company issued a press release announcing the financial results for the first quarter ended September 30, 2015. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The terms of the Series A Preferred Stock are set forth in a Certificate of Designations of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock (the “Certificate of Designations”), which was filed with the Secretary of State of the State of Delaware on November 6, 2015. A summary of the material terms of the Series A Preferred Stock is set forth below. Terms not otherwise defined herein have the same meaning as set forth on the Certificate of Designations.

Designation and Ranking. The Company has designated 5,000 shares of Series A Preferred Stock. The Series A Preferred Stock with respect to dividend rights and rights upon liquidation, winding-up or dissolution ranks (i) senior to our Common Stock; (ii) senior to any other series of preferred stock, or senior, pari passu or junior with respect to preferred stock issued in a Strategic Transaction, as set forth in the Certificate of Designations with respect to such preferred stock; and (iii) junior to all of our existing and future indebtedness.

Voting. The Series A Preferred Stock does not have any voting rights, including with respect to the election of directors, except as required by law; provided, however, we will not, without the affirmative approval of the holders of a majority of the shares of the Series A Preferred Stock then outstanding (voting separately as one class), (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designations, (ii) except with respect to any securities issued in a Strategic Transaction, authorize or create any class of stock ranking as to distribution of dividends senior to the Series A Preferred Stock, (iii) amend our certificate of incorporation or other charter documents in breach of any of the provisions of the Certificate of Designations, (iv) increase the authorized number of shares of Series A Preferred Stock or (v) enter into any agreement with respect to the foregoing.

Dividends. From the date of issuance, each share of Series A Preferred Stock will accrue dividends at a rate of 8.0% per annum (the “Dividend Rate”), subject to adjustment as discussed below, on its face value of $10,000 (the “Face Value”). Dividends will be payable upon (i) conversion of such a share, (ii) redemption of such a share or (iii) when, as and if otherwise declared by the Company’s Board of Directors. Dividends are payable, at the Company’s sole and absolute discretion, either in cash or in shares of Common Stock which are valued at (i) if there is no Trigger Event, (A) 95.0% of the average of the 5 lowest individual daily volume weighted average prices of the Common Stock on the Trading Market during the applicable Measurement Period, which may be non-consecutive, less $0.05 per share of Common Stock, not to exceed (B) 100% of the lowest sales price on the last day of such Measurement Period less $0.05 per share of Common Stock (ii) following any Trigger Event, (A) 80.0% of the lowest daily volume weighted average price during any Measurement Period for any conversion by Holder, less $0.10 per share of Common Stock, not to exceed (B) 80.0% of the lowest sales price on the last day of any Measurement Period, less $0.10 per share of Common Stock.

Conversion. Each share of Series A Preferred Stock will be convertible into such number of shares of Common Stock equal to the Face Value divided by the Conversion Price. The Fund may convert its shares of Series A Preferred Stock at any time, and the Company may effect a conversion if (i) there has been a minimum of $20 million, or 5 times the Face Value of Series A Preferred Stock being converted, whichever is lower, in aggregate trading volume in the prior 20 Trading Days, subject at all times to the Issuance Limitation (as defined below), (ii) the volume weighted price of a share of Common Stock is at least $0.50 and (iii) certain other conditions set forth in the Certificate of Designations have been met. Shares of Series A Preferred Stock shall mature seven years following the issuance date, at which time such shares will automatically convert into shares of Common Stock. However, we may redeem in cash at maturity, at our option, an amount per share equal to 100% of the liquidation value for the shares being redeemed.

Upon any conversion of shares of Series A Preferred Stock, the Company will be required to issue Common Stock at the Conversion Price and pay any unpaid dividends thereon and Conversion Premium (in cash or, assuming the Equity Conditions are met, in stock at the Company’s discretion; provided, however that if the conversion is effected by the Company, the unpaid dividends and Conversion Premium may be paid in stock only if the Equity Conditions have been met).

Liquidation Rights. Upon any liquidation, dissolution or winding up of the Company (including by Deemed Liquidation Events as set forth in the Certificate of Designations, the holders of Series A Preferred Stock will be entitled to be paid out of our assets available for distribution to our stockholders, pari passu with holders of our preferred stock and common stock an amount equals to $10,000.00, plus any accrued but unpaid dividends thereon.

Redemption. The Company will have the right, in its sole and absolute discretion, to redeem for cash all or any portion of the shares of Series A Preferred Stock then outstanding by paying the holder the following with respect to such shares: (i) if the redemption takes place on or after the seven-year anniversary of issuance (the “Dividend Maturity Date”), the Face Value; (ii) if the redemption takes place prior to the Dividend Maturity Date, at an early redemption price equal to (A) the Face Value plus (B) any Conversion Premium less (C) any dividends paid. The “Conversion Premium” for each share of Series A Preferred Stock means the Face Value multiplied by the product of (i) the applicable Dividend Rate and (ii) the number of whole years between the issuance date and the Dividend Maturity Date.

Credit Risk Adjustment. The dividend rate will adjust (i) downward by an amount equal to 100 basis points for each amount, if any, equal to $0.05 per share of common stock that the volume weighted average price of our common stock on any trading day rises above $1.50, down to a minimum of 0.0%; and (ii) upward by an amount equal to 150 basis points for each amount, if any, equal to $0.05 per share of common stock that volume weighted average price of our common stock on any trading day falls below $0.70, up to a maximum of 15.0%.

In addition, the dividend rate will adjust upward by 10.0% upon any triggering event.

Issuance Limitation. The holder of the Series A Preferred Stock will be prohibited from converting shares of Series A Preferred Stock into shares of our common stock if, as a result of the conversion, the holder, together with its affiliates, would beneficially own more than 4.99% of the total number of shares of our common stock then issued and outstanding (which amount may be increased to 9.99% by the holder of the Series A Preferred Stock upon such holder providing the Company with not less than 61 days’ prior notice), which is referred to herein as the “Beneficial Ownership Limitation”.

The direct sale is not being made to a class of security holders. Stockholder approval is not required for the sale of the Series A Preferred Stock. However, we will not issue any shares of common stock pursuant to the Certificate of Designations if the issuance of such shares, collectively with certain additional shares of Common Stock issued or issuable pursuant to other Company transactions that are aggregated under the NASDAQ Listing Rules, would exceed the aggregate number of shares of common stock we may issue upon conversion of the Series A Preferred Stock without breaching our obligations under NASDAQ Listing Rule 5635(d), except that such limitation will not apply (i) following stockholders approval in accordance with the requirements of NASDAQ Listing Rule 5635(d) or a waiver from NASDAQ of Listing Rule 5635(d), or the Approval, or (ii) if the holder of the Series A Preferred Stock or we obtain a written opinion from counsel that such Approval is not required.

Triggering Events. The dividend rate will adjust upward by 10.0%, upon the occurrence of certain triggering events, including our uncured breach of the Certificate of Designations and any transaction documents, the occurrence of certain defaults under our material agreements, the suspension of our NASDAQ listing, bankruptcy, the appointment of receiver, our failure to timely file report under the Securities Exchange Act of 1934, as amended, or the unenforceability of any material provision of the Certificate of Designations.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1.

Item 8.01.	Other Events.

Under the terms of that certain Purchase Agreement, dated as of July 29, 2015, between the Company and Lincoln Park Capital Fund, LLC (“LPC”), the Company was required to obtain the consent of LPC prior to entering into the Purchase Agreement with the Fund. The Company obtained such consent on November 9, 2015 (the “Consent”) and contemporaneously issued a five-year warrant to purchase 900,000 shares of Common Stock to LPC at an exercise price of $1.00 per share (the “Warrant”).

The foregoing descriptions of the Consent and the Warrant do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.2 and 10.3, respectively.

On November 9, 2015, the Company filed with the SEC a prospectus supplement to the base prospectus contained in its effective shelf registration statement (File No. 333-197122) relating to the Offering. In connection with the closing of the Offering, the Company is filing the opinion of Duane Morris LLP as Exhibit 5.1 to this Current Report on Form 8-K. On November 9, 2015, the Company issued a press release announcing the financial results for the first quarter ended September 30, 2015 and other matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations of Series A Redeemable Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on November 6, 2015.

5	Opinion of Duane Morris LLP, dated as of November 9, 2015.

10.1	Stock Purchase Agreement, dated November 9, 2015, by and between the Company and Discover Growth Fund.

10.2	Waiver and Consent Agreement, dated November 9, 2015, by and between the Company and Lincoln Park Capital Fund, LLC.

10.3	Warrant to Purchase Common Stock, dated November 9, 2015, issued by the Company to Lincoln Park Capital Fund, LLC.

23	Consent of Duane Morris LLP (included in Exhibit 5).

99.1	Press Release dated November 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: November 9, 2015	By:	/s/ Alan Shortall
Alan Shortall
Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Designations, filed with the Secretary of State of the State of Delaware on November 6, 2015.

5	Opinion of Duane Morris LLP, dated as of November 9, 2015.

10.1	Stock Purchase Agreement, dated November 9, 2015, by and between the Company and Discover Growth Fund.

10.2	Waiver and Consent Agreement, dated November 9, 2015, by and between the Company and Lincoln Park Capital Fund, LLC.

10.3	Warrant to Purchase Common Stock, dated November 9, 2015, issued by the Company to Lincoln Park Capital Fund, LLC.

23	Consent of Duane Morris LLP (included in Exhibit 5).

99.1	Press Release dated November 9, 2015.